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                                                                  EXHIBIT 2.2

                       AMENDED NO.1 TO THE AMENDED AND
                       -------------------------------

                 RESTATED OPERATIONS AND SETTLEMENT AGREEMENT
                 --------------------------------------------


                This Amendment No. 1 (this "Amendment") to the Amended and Restated Operations and Settlement Agreement (the "Agreement") is entered into as of July 31, 1999, among the Commissioner of the Department of Corporations of the State of California (the "Commissioner" acting for himself and the Department of Corporations of the State of California (collectively, the "State")), J. Mark Abernathy, as Special Monitor-Examiner, MedPartners, Inc., a Delaware corporation, and its successors and assigns ("MedPartners") and MedPartners Provider Network, Inc, a California corporation ("MPN"), as a debtor and debtor in possession in the Bankruptcy Case. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                   RECITALS
                                   --------


                WHEREAS, the parties entered into the Agreement as of June 16, 1999; and

                WHEREAS, the parties desire to allow for additional time for implementation of the Agreement to be effected.

                NOW THEREFORE, in consideration of the mutual covenant and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT
                                   ---------

                Section 1. Section 3.5(b)(1) is amended by deleting the
                ----------
language after the semicolon and inserting in its place the following:

                provided, however, that MedPartners shall have mailed or otherwise transmitted the MPPP Release to each holder of a Managed Physician Practice Provider Claim within three Business Days after MedPartners receives the approval by the Creditors Committee of the form of the MPPP Release.


                Section 2. Section 13.2 is amended to read as follows:
                ----------

                        13.2 Failure of Conditions Precedent. This Agreement
                shall terminate if the conditions precedent set forth in Section
                13.1 have not been satisfied or waived by all parties by August 31, 1999. In the event this Agreement terminates pursuant to this Section 13.2, the parties acknowledge that any and all of their positions existing prior to the Agreement Date against each other shall be revived,



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        including without limitation all remedies of the State and all rights and defenses of MedPartners and MPN.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the dated first above written.


                        MEDPARTNERS, INC.
                        a Delaware corporation

                        By /s/ E. Mac Crawford
                           -------------------------------
                               E. Mac Crawford

                        Title: Chief Executive Officer


                        MEDPARTNERS PROVIDER NETWORK, INC.,
                        a California corporation


                        By /s/ Bradley S. Karro
                           -------------------------------
                               Bradley S. Karro

                        Title: President


                        COMMISSIONER OF THE DEPARTMENT OF
                        CORPORATIONS


                        By /s/ William Kenefick
                          -------------------------------
                               William Kenefick

                        Title: Acting Commissioner of the Department
                               of Corporations



                        J.MARK ABERNATHY,
                        as Special Monitor-Examiner and not individually


                        By /s/ J. Mark Abernathy
                          -------------------------------

                        Title:  J. Mark Abernathy,
                                as Special Monitor-Examiner


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